UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2011
Online Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia	20151

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-653-3100
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 17, 2011, Online Resources Corporation (the “Company”) held its Annual Stockholders’ Meeting, and the following matters were approved pursuant to a vote held at the meeting:
1. The election of William H. Washecka and Joseph L. Cowan to serve as Class I Directors of the Company for a three-year term of office or until their respective successors have been elected and qualified. The following chart shows the final results of the votes cast in connection with the election of directors:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
William H. Washecka	17,248,803	3,514,295	6,645,410
Joseph L. Cowan	17,014,553	3,748,545	6,645,410
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2011. The following chart shows the final results of the votes cast in connection with this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratification of KPMG	27,326,699	65,946	15,863
3. A vote on a non-binding advisory resolution on the Company’s executive compensation:

				Broker
Proposal	Votes For	Votes Against	Abstentions	Non-Votes
Say-On-Pay	16,871,301	3,348,916	542,881	6,645,410
4. A vote on the recommendation, by a non-binding advisory vote, on the frequency of advisory votes on the Company’s executive compensation:

Proposal	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Say-On-Frequency	18,289,228	27,723	1,592,276	853,871	6,645,410
In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory vote on executive compensation annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation
July 13, 2011	By:	Catherine A. Graham
/s/ Catherine A. Graham
		Title:	Name: Catherine A. Graham Executive Vice President, Chief Financial Officer